UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 8.01    OTHER EVENTS

SCANA Corporation (SCANA) entered into a selling agency agreement dated March 5, 2008 (the “Selling Agency Agreement”), among SCANA and Banc of America Securities LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and UBS Securities LLC, as representatives for the agents named therein, related to the sale of $250 million of SCANA’s Medium Term Notes due April 1, 2020, which bear interest at a fixed rate of 6.25% per annum.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement (File No. 333-145208) relating to the offering of the Medium Term Notes. A copy of the Selling Agency Agreement is filed as Exhibit 1.01 and certain information relating to Item 14 - "Other Expenses of Issuance and Distribution", relating to Registration Statement (File No. 333-145208) is filed as Exhibit 99.01.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

1.01
Selling Agency Agreement dated March 5, 2008 among SCANA Corporation and Banc of America Securities LLC, BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and UBS Securities LLC, as representatives for the agents named therein.

	99.01	Information Relating to Item 14 – Other Expenses of Issuance and Distribution, relating to Registration Statement (File No. 333-145208).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

March 7, 2008	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller